Exhibit 99

                       [Letterhead of CBRL Group, Inc.]


                                              Contact: Lawrence E. White
                                                       Senior Vice President/
                                                       Finance and Chief
                                                       Financial Officer



         CBRL GROUP, INC. ANNOUNCES 42% SECOND QUARTER EPS IMPROVEMENT,
              REPORTS CURRENT SALES TRENDS AND REAFFIRMS EARNINGS
                     GUIDANCE FOR REMAINDER OF FISCAL 2002


LEBANON, Tenn. (February 21, 2002) - CBRL Group, Inc. (the "Company") (Nasdaq: CBRL) today announced results for its second quarter of fiscal 2002 ended February 1, 2002, reporting diluted earnings per share of $0.37, up 42% from $0.26 in the year-earlier period. The Company also disclosed information on current trends and reaffirmed earnings guidance for the fiscal third quarter and full year.

     Highlights of the quarter and update of trends and guidance included:

     * Diluted earnings per share for the second fiscal quarter up 42% and net income up 40% from the second quarter of fiscal 2001, on a 7.9% increase in revenues.
     * Store operating income margins for the quarter improved 1.1% as a percent of revenues compared with a year earlier.
     * Comparable store sales up 7.8% and 4.3% for the Company's Cracker Barrel Old Country Store(R) ("Cracker Barrel") restaurant and retail operations, respectively, marking the eighth consecutive quarter of positive restaurant sales and tenth consecutive quarter of positive restaurant guest traffic.
     * Comparable store sales increased 3.6% in the Company's Logan's Roadhouse(R) ("Logan's") restaurants.
     * Almost 1.7 million shares of the Company's outstanding common stock have been repurchased at an average price of $26.54 under the current three-million-share repurchase authorization.
     * Comparable store restaurant sales trends to date for the third quarter are up 3.5-4% quarter-to-date in Cracker Barrel and 2-2.5% in Logan's.
     * Third quarter-to-date retail sales trends in Cracker Barrel are up approximately 4%.
     * Diluted earnings per share guidance in the low-to-mid $0.30's for the third fiscal quarter, compared with $0.26 in the prior fiscal year, and full fiscal year diluted earnings per share guidance of in the mid $1.50's, both exceeding the Company's objectives of 15% growth in earnings per share.



CBRL Announces Second Quarter Earnings and Sales Trends
Page 2
February 21, 2002

     Revenue for the quarter ended February 1, 2002, of $522.5 million was up 7.9% compared with $484.3 million in the fiscal second quarter of 2001. Comparable store sales for the Cracker Barrel concept increased 7.8% for restaurants, including 5.1% higher guest traffic, and 4.3% in retail. The Logan's concept achieved 3.6% higher comparable store sales, including a 3.5% increase in guest traffic. During the quarter, the Company opened 5 new Cracker Barrel units and 4 new company-operated and 1 franchised Logan's restaurants.

     The Company reported net income for the second quarter of fiscal 2002 of $21.1 million, or $0.37 per diluted share, reflecting increases of 40.4% and 42.3%, respectively, from net income of $15.1 million and diluted earnings per share of $0.26 for the second quarter of fiscal 2001.

     Store operating income margins improved from 10.8% of revenue a year ago to 11.9% in this year's second fiscal quarter, an improvement in margin of 1.1% as a percent of revenues, reflecting lower cost of goods sold and other store operating expenses, partly offset by higher labor and related expenses. The higher labor and related expenses reflected higher store bonuses and workers' compensation expense.

     The Company adopted Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets," during the first quarter, the adoption of which caused the Company to cease amortization of goodwill. During the second quarter, the Company completed its first annual evaluation of the carrying value of goodwill as required under the new standard and concluded that there was no current indication of impairment to goodwill.

     For the six months ended February 1, 2002, revenue was $1,017.7 million compared with $951.5 million for the first six months of fiscal 2001, an increase of 7.0%. Comparable store restaurant sales for Cracker Barrel were up 6.3% from a year ago, including 3.2% higher guest traffic, and comparable store retail sales grew 3.0%. For Logan's, comparable store sales during the first six months of fiscal 2002 increased 2.6%, with a 2.4% increase in guest traffic. The Company opened 8 new Cracker Barrel units and 8 new company-operated and 2 franchised Logan's restaurants during the first six months of the year.

     Net income for the Company for the six-month period of $40.8 million, or $0.72 per diluted share, rose from $32.0 million, or $0.56 per diluted share, during the six months of last year, reflecting increases of 27.5% and 28.6%, respectively.

     Commenting on the results, CBRL Group, Inc. President and Chief Executive Officer Michael A. Woodhouse said, "We are pleased to report that our second quarter performance was at the high end of our expectations, for which we thank our loyal customers and our dedicated employees. Our already solid underlying sales performance was enhanced by the benefits from favorable weather and apparently increased highway travel for Cracker Barrel. Cracker Barrel also completed its holiday retail season with lower than expected markdowns. While labor costs, especially store bonuses related to the strong quarterly performance and unfavorable development of prior years' workers' compensation claims from our independently determined actuarial estimates, were a pressure point, we still recorded a significant improvement in operating income margins, evidencing the improving performance of our business."

     THE COMPANY URGES CAUTION IN CONSIDERING ITS CURRENT TRENDS AND THE EARNINGS TARGETS DISCLOSED IN THIS PRESS RELEASE. THE RESTAURANT INDUSTRY IS HIGHLY COMPETITIVE, AND TRENDS AND TARGETS ARE SUBJECT TO NUMEROUS FACTORS AND INFLUENCES, SOME OF WHICH ARE DISCUSSED IN THE CAUTIONARY LANGUAGE AT THE END OF THIS PRESS RELEASE. THE COMPANY ASSUMES NO OBLIGATION TO UPDATE DISCLOSED INFORMATION ON TRENDS OR TARGETS OTHER THAN IN ITS PERIODIC FILINGS UNDER FORMS 10-K, 10-Q, AND 8-K WITH THE SECURITIES AND EXCHANGE COMMISSION.

                                -MORE-


CBRL Announces Second Quarter Earnings and Sales Trends
Page 3
February 21, 2002

     The Company reported that quarter-to-date comparable store restaurant sales in its Cracker Barrel units are up 3.5-4% compared with the same period a year ago, including 1.5-2% higher guest traffic. Quarter-to-date retail sales in the comparable units are up approximately 4%. Quarter-to-date comparable store sales and guest traffic in the Company's Logan's restaurants are up 2-2.5% from last year.

     Present earnings guidance for the remainder of the fiscal year exceeds the Company's objective of 15% growth in earnings per share. The Company's present guidance for diluted earnings per share for the third quarter of fiscal 2002, which ends on May 3, 2002, is in the low-to-mid $0.30's, compared with $0.26 in the year-ago quarter. Second quarter results as reported today were at the high end of the Company's previous guidance, supporting strongly its guidance for the full fiscal year for diluted earnings per share in the mid-$1.50's. This compares with fiscal 2001 earnings of $1.30 per share before the effect of charges taken in fiscal 2001. The Company pointed out that last year's fourth fiscal quarter benefited from a fourteenth week compared with this year's thirteen weeks. Earnings guidance reflects many assumptions, most of which cannot be known with certainty, including very importantly, sales expectations. While the Company's present earnings guidance reflects no additional menu pricing in its Logan's concept over the remainder of the year, a modest price increase of less than one percent is planned in its Cracker Barrel units at the end of February. Guidance is based on Cracker Barrel restaurant and retail comparable store sales generally in the 4-5% and 3-5% ranges, respectively, and Logan's comparable store sales generally in the 2-3% range. The Company expects to open six new Cracker Barrel units in each of the third and fourth fiscal quarters, and one company-operated and one franchised Logan's restaurant in the third fiscal quarter.

     Thus far this fiscal year, the Company has repurchased almost 1.7 million shares of its common stock for total consideration of $44.1 million, or approximately $26.54 per share. These purchases were made under the Company's currently authorized three-million-share repurchase program.

     Headquartered in Lebanon, Tennessee, CBRL Group, Inc. presently operates 447 Cracker Barrel Old Country Store restaurants and gift shops located in 41 states and 83 company operated and 11 franchised Logan's Roadhouse restaurants in 16 states.

     EXCEPT FOR SPECIFIC HISTORICAL INFORMATION, THE MATTERS DISCUSSED IN THIS PRESS RELEASE ARE FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS, UNCERTAINTIES AND OTHER FACTORS THAT MAY CAUSE ACTUAL RESULTS AND PERFORMANCE OF CBRL GROUP, INC. TO DIFFER MATERIALLY FROM THOSE EXPRESSED OR IMPLIED BY THIS DISCUSSION. ALL FORWARD-LOOKING INFORMATION IS PROVIDED BY THE COMPANY PURSUANT TO THE SAFE HARBOR ESTABLISHED UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND SHOULD BE EVALUATED IN THE CONTEXT OF THESE FACTORS. FORWARD-LOOKING STATEMENTS GENERALLY CAN BE IDENTIFIED BY THE USE OF FORWARD-LOOKING TERMINOLOGY SUCH AS "ASSUMPTIONS", "TARGET", "GUIDANCE", "PLANS", "MAY", "WILL", "WOULD", "EXPECT", "PROJECT", "PROJECTION", "INTEND", "ESTIMATE", "ANTICIPATE", "BELIEVE", "POTENTIAL" OR "CONTINUE" (OR THE NEGATIVE OF EACH OF THESE TERMS) OR SIMILAR TERMINOLOGY. FACTORS WHICH WILL AFFECT ACTUAL RESULTS INCLUDE, BUT ARE NOT LIMITED TO: ADVERSE GENERAL ECONOMIC CONDITIONS INCLUDING UNCERTAIN CONSUMER CONFIDENCE EFFECTS ON SALES; THE ACTUAL RESULTS OF PENDING OR THREATENED LITIGATION; THE EFFECTS OF NEGATIVE PUBLICITY; WEATHER CONDITIONS; COMMODITY, WORKERS' COMPENSATION, GROUP HEALTH AND UTILITY PRICE INCREASES; THE EFFECTS OF PLANS INTENDED TO IMPROVE OPERATIONAL EXECUTION AND PERFORMANCE; THE EFFECTS OF INCREASED COMPETITION AT COMPANY LOCATIONS ON SALES AND ON LABOR RECRUITING, COST AND RETENTION; THE ABILITY OF AND COST TO THE COMPANY TO RECRUIT, TRAIN AND RETAIN QUALIFIED RESTAURANT HOURLY AND MANAGEMENT EMPLOYEES; THE ABILITY OF THE COMPANY TO IDENTIFY SUCCESSFUL NEW LINES OF RETAIL MERCHANDISE; THE AVAILABILITY AND COST OF ACCEPTABLE SITES FOR DEVELOPMENT; THE ACCEPTANCE OF THE COMPANY'S CONCEPTS AS THE COMPANY CONTINUES TO EXPAND INTO NEW MARKETS AND GEOGRAPHIC REGIONS; CHANGES IN INTEREST RATES AFFECTING THE COMPANY'S FINANCING COSTS; CHANGES IN OR IMPLEMENTATION OF ADDITIONAL GOVERNMENTAL RULES AND REGULATIONS AFFECTING WAGE AND HOUR MATTERS, HEALTH AND SAFETY, TAX, PENSIONS AND INSURANCE; PRACTICAL OR PSYCHOLOGICAL EFFECTS OF TERRORIST ACTS OR MILITARY RESPONSES; OTHER UNDETERMINABLE AREAS OF GOVERNMENT ACTIONS OR REGULATIONS; AND OTHER FACTORS DESCRIBED FROM TIME TO TIME IN THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, PRESS RELEASES AND OTHER COMMUNICATIONS.

                                 -MORE-

CBRL Announces Second Quarter Earnings and Sales Trends
Page 4
February 21, 2002

                                         CBRL GROUP, INC.
                            CONSOLIDATED INCOME STATEMENT (Unaudited)
                             (In thousands, except per share amounts)

                                      SECOND QUARTER ENDED               SIX MONTHS ENDED
                                 ---------------------------     ----------------------------
                                 2/1/02    1/26/01    CHANGE     2/1/02     1/26/01    CHANGE
                                 ------    -------    ------     ------     -------    ------
Net Sales:
  Restaurant                   $ 391,176  $ 354,403     10%    $  786,913  $ 724,445      9%
  Retail                         131,064    129,690      1        230,320    226,712      2
                               ---------  ---------            ----------  ---------
    Net sales                    522,240    484,093      8      1,017,233    951,157      7
Franchise fees and royalties         262        174     51            482        365     32
                               ---------  ---------            ----------  ---------
      Total revenue              522,502    484,267      8      1,017,715    951,522      7
Cost of goods sold               181,732    174,539      4        344,932    330,611      4
                               ---------  ---------            ----------  ---------
Gross profit                     340,770    309,728     10        672,783    620,911      8
Labor & other related expenses   191,308    173,728     10        378,203    347,018      9
Other store operating expenses    87,204     83,756      4        169,232    163,554      3
                               ---------  ---------            ----------  ---------
Store operating income            62,258     52,244     19        125,348    110,339     14
General and administrative        28,014     23,969     17         58,748     50,599     16
Amortization of goodwill               -        999   (100)             -      1,997   (100)
                               ---------  ---------            ----------  ---------
Operating income                  34,244     27,276     26         66,600     57,743     15
Interest expense                   1,328      3,298    (60)         3,081      6,776    (55)
Interest income                        -         35   (100)             -         54   (100)
                               ---------  ---------            ----------  ---------
Pretax income                     32,916     24,013     37         63,519     51,021     24
Provision for income taxes        11,784      8,957     32         22,740     19,031     19
                               ---------  ---------            ----------  ---------

Net income                     $  21,132  $  15,056     40     $   40,779  $  31,990     27
                               =========  =========            ==========  =========
Earnings per share:
  Basic                        $    0.38  $    0.27     41     $     0.74  $    0.56     32
  Diluted                      $    0.37  $    0.26     42     $     0.72  $    0.56     29

Weighted average shares:
  Basic                           55,498     56,633     (2)        55,217     56,666     (3)
  Diluted                         57,595     57,600      -         56,888     57,215     (1)

Ratio Analysis
--------------
Net sales:
  Restaurant                        74.9%      73.2%                 77.3%      76.1%
  Retail                            25.1       26.8                  22.7       23.9
                               ---------  ---------            ----------  ---------
    Net sales                      100.0      100.0                 100.0      100.0
Franchise fees and royalties           -          -                     -          -
                               ---------  ---------            ----------  ---------
      Total revenue                100.0      100.0                 100.0      100.0
Cost of goods sold                  34.8       36.0                  33.9       34.7
                               ---------  ---------            ----------  ---------
Gross profit                        65.2       64.0                  66.1       65.3
Labor & other related expenses      36.6       35.9                  37.2       36.5
Other store operating expenses      16.7       17.3                  16.6       17.2
                               ---------  ---------            ----------  ---------
Store operating income              11.9       10.8                  12.3       11.6
General and administrative           5.4        5.0                   5.8        5.3
Amortization of goodwill               -        0.2                     -        0.2
                               ---------  ---------            ----------  ---------
Operating income                     6.5        5.6                   6.5        6.1
Interest expense                     0.2        0.7                   0.3        0.7
Interest income                        -          -                     -          -
                               ---------  ---------            ----------  ---------
Pretax income                        6.3        4.9                   6.2        5.4
Provision for income taxes           2.3        1.8                   2.2        2.0
                               ---------  ---------            ----------  ---------
Net income                           4.0%       3.1%                  4.0%       3.4%
                               =========  =========            ==========  =========

                                        -MORE-

CBRL Announces Second Quarter Earnings and Sales Trends
Page 5
February 21, 2002


                             CONSOLIDATED CONDENSED BALANCE SHEET
                                         (Unaudited)
                                        (In thousands)
                                                             2/1/2002         8/3/2001
                                                             --------         --------
Assets
Cash and cash equivalents                                   $   18,173       $   11,807
Other current assets                                           135,156          143,383
Property and equipment, net                                    969,711          955,028
Goodwill, net                                                   92,882           92,882
Other assets                                                    10,712            9,772
                                                            ----------       ----------
  Total assets                                              $1,226,634       $1,212,872
                                                            ==========       ==========

Liabilities and Stockholders' Equity
Current liabilities                                         $  167,860       $  197,249
Long-term debt                                                 135,000          125,000
Other long-term obligations                                     46,239           44,515
Stockholders' equity                                           877,535          846,108
                                                            ----------       ----------
  Total liabilities and stockholders' equity                $1,226,634       $1,212,872
                                                            ==========       ==========


                        CONSOLIDATED CONDENSED CASH FLOW STATEMENT
                                      (Unaudited)
                                    (In thousands)
                                                                 SIX MONTHS ENDED
                                                             ------------------------
                                                             2/1/02           1/26/01
                                                             ------           -------
Cash flow from operating activities:
    Net income                                              $   40,779       $   31,990
    Depreciation and amortization                               30,019           31,638
    Gain on disposition of property and equipment                  (84)              (8)
    Net changes in other assets and liabilities                (20,501)          (9,658)
                                                            ----------       ----------
Net cash provided by operating activities                       50,213           53,962
                                                            ----------       ----------

Cash flows from investing activities:
    Purchase of property and equipment                         (45,781)         (55,009)
    Net proceeds from sale of property and equipment             1,336          141,366
                                                            ----------       ----------
Net cash (used in) provided by investing activities            (44,445)          86,357
                                                            ----------       ----------

Cash flows from financing activities:
    Proceeds from issuance of long-term debt                   273,600          171,500
    Principal payments under long-term debt and
      other long-term obligations                             (263,650)        (307,618)
    Proceeds from exercise of stock options                     35,950            3,436
    Purchases and retirement of common stock                   (44,139)         (10,852)
    Dividends on common stock                                   (1,163)          (1,185)
                                                            ----------       ----------
Net cash provided by (used in) financing activities                598         (144,719)
                                                            ----------       ----------

Net increase (decrease) in cash and cash equivalents             6,366           (4,400)
Cash and cash equivalents, beginning of period                  11,807           13,865
                                                            ----------       ----------
Cash and cash equivalents, end of period                    $   18,173       $    9,465
                                                            ==========       ==========


                                        -MORE-


CBRL Announces Second Quarter Earnings and Sales Trends
Page 6
February 21, 2002


                                   CBRL GROUP, INC.
                               SUPPLEMENTAL INFORMATION

                                         AS OF            AS OF            AS OF
                                       2/1/2002         8/3/2001         1/26/2001
                                       --------         --------         ---------
Common shares outstanding             55,431,802       55,026,846       55,251,347
                                      ==========       ==========       ==========
Units in operation:
  Cracker Barrel                             445              437              434
  Carmine Giardini's Gourmet Market*           -                -                3
  Logan's Roadhouse - company-owned           83               75               74
                                      ----------       ----------       ----------
  Total company-owned units                  528              512              511
  Logan's Roadhouse - franchised              10                8                8
                                      ----------       ----------       ----------
  System-wide units                          538              520              519
                                      ==========       ==========       ==========

                                            SECOND QUARTER ENDED           SIX MONTHS ENDED
                                            2/1/02        1/26/01        2/1/02       1/26/01
                                            ------        -------        ------       -------
Net sales in company-owned stores:
(In thousands)
  Cracker Barrel - restaurant              $ 330,754     $ 301,890     $  670,758    $ 622,823
  Cracker Barrel - retail                    131,064       126,095        230,320      220,904
                                           ---------     ---------     ----------    ---------
  Cracker Barrel - total                     461,818       427,985        901,078      843,727
  Carmine Giardini's Gourmet Market*               -         4,899              -        7,984
  Logan's Roadhouse                           60,422        51,209        116,155       99,446
                                           ---------     ---------     ----------    ---------
  Total net sales                          $ 522,240     $ 484,093     $1,017,233    $ 951,157
                                           =========     =========     ==========    =========
Operating weeks - company-owned stores:
  Cracker Barrel                               5,747         5,630         11,448       11,214
  Logan's Roadhouse                            1,060           944          2,058        1,821

Average comparable store sales -
  company-owned stores: (In thousands)
  Cracker Barrel - restaurant              $   747.6     $   693.2     $  1,523.8    $ 1,433.8
  Cracker Barrel - retail                      295.6         283.4          521.6        506.6
                                           ---------     ---------     ----------    ---------
  Cracker Barrel - total                   $ 1,043.2     $   976.6     $  2,045.4    $ 1,940.4
                                           =========     =========     ==========    =========
  Logan's Roadhouse                        $   732.4     $   707.1     $  1,467.9    $ 1,430.7
                                           =========     =========     ==========    =========
Capitalized interest                       $      87     $     261     $      197    $     583
                                           =========     =========     ==========    =========

  *The Company exited the Carmine Giardini's Gourmet Market business at the end of fiscal 2001.



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